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As filed with the Securities and Exchange Commission on November 25, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METRON TECHNOLOGY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands (Jurisdiction of Incorporation)	98-0180010 (I.R.S. Employer Identification No.)
4425 Fortran Drive San Jose, California 95134 (408) 719-4600 (Address of principal executive offices)

AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
AMENDED AND RESTATED SUPPLEMENTAL STOCK OPTION PLAN
2003 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

EDWARD D. SEGAL
Chief Executive Officer
Metron Technology N.V.
4425 Fortran Drive
San Jose, California 95134
(408) 719-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
SUZANNE SAWOCHKA HOOPER, Esq.
 COOLEY GODWARD LLP
 Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Shares, par value EURO 0.44 per share	1,700,811 shares	$2.76—$6.68	$8,289,876.60	$671

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the registrant's Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant's Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The price per share and aggregate offering price are based upon the (a) the weighted average exercise price for outstanding options granted pursuant to the registrant's (i) Amended and Restated Employee Stock Option Plan and (ii) Amended and Restated Supplemental Stock Option Plan and (b) the average of the high and low prices of the Registrant's Common Shares as reported on the Nasdaq National Market on November 20, 2003.

        The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Shares reserved for future grant under the Amended and Restated Employee Stock Option Plan	235,784	$4.11	$969,072.24

Shares issuable pursuant to outstanding options under the Amended and Restated Employee Stock Option Plan	765,027	$6.68	$5,110,380.36

Shares reserved for future grant under the Amended and Restated Supplemental Stock Option Plan	6,240	$4.11	$25,646.40

Shares issuable pursuant to outstanding options under the Amended and Restated Supplemental Stock Option Plan	493,760	$2.76	$1,362,777.60

Shares reserved for future grant under the 2003 Employee Stock Purchase Plan	200,000	$4.11	$822,000.00

Proposed Maximum Offering Price			$8,289,876.60

Registration Fee			$671.00

PART II

Item 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Metron Technology N.V. (the "Company" or "Metron") with the U.S. Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

        1.     The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended May 31, 2003, filed with the Commission on August 29, 2003;

        2.     The Company's Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 29, 2003;

        3.     The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2003, filed with the Commission on October 15, 2003;

        4.     The Company's Current Report on Form 8-K, dated as of September 18, 2003, filed with the Commission on October 2, 2003; and

        5.     The description of the Company's common shares set forth in its Registration Statement on Form 8-A, filed with the Commission on October 28, 1999, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4.    DESCRIPTION OF SECURITIES

        Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

        The Company has agreed to indemnify and hold KPMG LLP ("KPMG") harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the incorporation by reference of its audit report dated July 12, 2001 on the Company's financial statements for the year ended May 31, 2001, and the related financial statement schedule, which report appears in the May 31, 2003 Annual Report on Form 10-K of Metron Technology N.V., incorporated by reference in this registration statement.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Metron has entered into indemnification agreements with certain of its managing directors, providing for indemnification by Metron against any liability to which a managing director may be subject for claims, damages, judgments, losses, liabilities, fees and expenses incurred by them or threatened against them in connection with their performances of services to Metron or its subsidiaries. Metron believes that the indemnification agreements will assist Metron in attracting and retaining qualified individuals to serve as managing directors. The agreements provide that a managing director is not entitled to indemnification under these agreements under certain circumstances, including if indemnification is unlawful.

        Generally, under Netherlands law, a supervisory director or managing director will not be held personally liable for decisions made with reasonable business judgment, absent self dealing or, in the event of bankruptcy, which do not qualify as clearly improper performance. In addition, indemnification may not be available to supervisory directors or managing directors under Netherlands law if any act or omission by a supervisory director or managing director would qualify as willful misconduct or gross negligence (including not taking action to prevent the consequences of improper performance by the board). Due to lack of applicable case law, it is not clear whether indemnification is available in case of breach of securities laws of the United States.

        Under the Metron articles of association, except in case of willful misfeasance, bad faith or gross negligence or improper personal benefit, every person or legal entity who is, or has been, a managing director, supervisory director or an officer with the power to represent Metron, employee or agent of Metron, who is made a party or is threatened to be made a party to any claim by virtue of such capacity, shall be indemnified by Metron, to the fullest extent permitted under any applicable law against (i) any and all liabilities imposed on him or it, (ii) any and all expenses and (iii) any and all amounts paid in settlement by him or it, in each case in connection with any such claim.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

Item 8.    EXHIBITS

Exhibit Number		Description
4.1	(i)	Articles of Association of the Registrant and translation thereof.
4.2	(i)	Specimen Common Share Certificate.
4.3	(ii)	Form of 8% Convertible Debenture.
5.1		Opinion of NautaDutilh.
23.1		Consent of PricewaterhouseCoopers LLP, independent accountants.
23.2		Consent of KPMG LLP, independent accountants.
23.3		Consent of NautaDutilh is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.
99.1	(i)	Amended and Restated Employee Stock Option Plan.
99.2	(iii)	Amended and Restated Supplemental Stock Option Plan.
99.3		2003 Employee Stock Purchase Plan.

(i)
Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-87665), filed with the Commission on September 23, 1999, as amended through the date hereof, and incorporated by reference herein.

(ii)
Filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Commission on August 27, 2003, and incorporated herein by reference.

(iii)
Filed as an exhibit to the Company's Annual Report on Form 10-K, filed with the Commission on August 29, 2003, and incorporated herein by reference.

Item 9.    UNDERTAKINGS

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of November, 2003.

METRON TECHNOLOGY N.V.
/s/ EDWARD D. SEGAL Edward D. Segal Chief Executive Officer and Managing Director (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward D. Segal and Douglas J. McCutcheon, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ EDWARD D. SEGAL Edward D. Segal	Chief Executive Officer and Managing Director (Principal Executive Officer)	November 25, 2003
/s/ DOUGLAS J. MCCUTCHEON Douglas J. McCutcheon	Senior Vice President and Chief Financial Officer and Managing Director (Principal Financial and Accounting Officer)	November 25, 2003
/s/ ROBERT R. ANDERSON Robert R. Anderson	Supervisory Director	November 25, 2003
/s/ DANA C. DITMORE Dana C. Ditmore	Supervisory Director	November 25, 2003
/s/ JOEL A. ELFTMANN Joel A. Elftmann	Supervisory Director	November 25, 2003
/s/ WILLIAM L. GEORGE William L. George	Supervisory Director	November 25, 2003
/s/ BRUCE M. JAFFE Bruce M. Jaffe	Supervisory Director	November 25, 2003
/s/ SHO NAKANUMA Sho Nakanuma	Supervisory Director	November 25, 2003

EXHIBIT INDEX

Exhibit Number		Description
4.1	(i)	Articles of Association of the Registrant and translation thereof
4.2	(i)	Specimen Common Share Certificate.
4.3	(ii)	Form of 8% Convertible Debenture.
5.1		Opinion of NautaDutilh.
23.1		Consent of PricewaterhouseCoopers LLP, independent accountants.
23.2		Consent of KPMG LLP, independent accountants.
23.3		Consent of NautaDutilh is contained in Exhibit 5 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.
99.1	(i)	Amended and Restated Employee Stock Option Plan.
99.2	(iii)	Amended and Restated Supplemental Stock Option Plan.
99.3		2003 Employee Stock Purchase Plan.

(i)
Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-87665), filed with the Commission on September 23, 1999, as amended through the date hereof, and incorporated by reference herein.

(ii)
Filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Commission on August 27, 2003, and incorporated herein by reference.

(iii)
Filed as an exhibit to the Company's Annual Report on Form 10-K, filed with the Commission on August 29, 2003, and incorporated herein by reference.

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PART II
  Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
  Item 4. DESCRIPTION OF SECURITIES
  Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  Item 7. EXEMPTION FROM REGISTRATION CLAIMED
  Item 8. EXHIBITS
  Item 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX